Exhibit 23.1

Consent Of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements of American Airlines Group Inc.:

(1)    Registration Statement (Form S-8 No. 333-192719), and
(2)    Registration Statement (Form S-8 No. 333-192660);

of our reports dated February 27, 2014, with respect to the consolidated financial statements and schedule of American Airlines Group Inc. and the effectiveness of internal control over financial reporting of American Airlines Group Inc., and to the references to our firm under the heading “Item 6. Selected Consolidated Financial Data,” included in this Annual Report (Form 10-K) for the year ended December 31, 2013.
/s/ ERNST & YOUNG LLP
Dallas, Texas
February 27, 2014